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                                                                    Exhibit 99.1
                                  Press Release
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                             FOR IMMEDIATE RELEASE
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         INTRAWARE AGREES TO ACQUIRE BITSOURCE AND INTERNET IMAGE FOR A
                              COMBINED $48 MILLION

       BUSINESS-TO-BUSINESS TECHNOLOGY ACQUISITIONS TO EXPAND INTRAWARE'S INTERNET-BASED SERVICES FOR PURCHASING AND MANAGING CORPORATE SOFTWARE

ORINDA, CA - OCTOBER 4, 1999 -- Intraware, Inc. [NASDAQ: ITRA - news], the leading IT e-Marketplace for web-based software and services, announced today that it has agreed to acquire two business-to-business technology vendors:
BITSource, a leading developer of Internet-based volume licensing and electronic license delivery, and Internet Image, one of the pioneers in Internet-based application deployment and management. When completed, these acquisitions will significantly expand Intraware's service offerings to corporate customers by adding electronic volume licensing (EVL), electronic license delivery (ELD), and Internet-based application deployment and management (ADM) services.

"Intraware's IT e-Marketplace has emerged as one of the industry's leading business-to-business e-commerce sites by offering products and online services that minimize the significant pain associated with buying, deploying and managing enterprise software," said Peter Jackson, president and CEO of Intraware. "Our rapidly expanding customer base needs one comprehensive set of online software purchasing and management solutions instead of looking to a number of vendors for more limited point solutions. The innovative technologies and the accomplished teams of both BITSource and Internet Image will not only extend our leadership position and complement our existing business, but will also provide us with an expanded platform for developing exciting new services to help IT professionals do their jobs more effectively."

Intraware will acquire BITSource and Internet Image for an aggregate value of approximately $48 million. The company will pay $11 million in cash and stock for BITSource and will account for the transaction under the purchase method of accounting. Intraware anticipates closing this transaction later this quarter. The company will pay $37 million in stock for Internet Image and expects to


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account for the transaction as a pooling-of-interests. The Internet Image transaction is anticipated to close during Intraware's third fiscal quarter. Both transactions are subject to customary closing conditions.

THE BITSOURCE ADVANTAGE
BITSource a leading developer of online purchasing and licensing solutions, including web-based volume licensing configuration and ELD. As a leading provider of business-to-business e-commerce solutions for the software industry, BITSource has built relationships with leading publishers such as Novell and Symantec by providing the infrastructure to quote complex pricing programs online. By adding this advanced functionality to its Internet-based service offerings, Intraware will provide its customers with the ability to more easily and cost-effectively price licensing solutions, optimize license purchases, and accurately track software assets.

"A September 1999 IDC report forecasts that electronic license distribution will account for half of the total software acquisition market by 2002, " said Katy Keim, Intraware's vice president of e-commerce. "This increasing importance of ELD to corporations is a key factor in the BITSource transaction and clearly indicates our intention to offer our customers comprehensive online solutions to their software licensing challenges. But ELD alone is just part of the answer to such challenges. Intraware's integrated, scalable solution combined with BITSource's technology will give our 3,200+ customers convenient online access to complex pricing models, but also ensures a better understanding of the licensing commitments they make, and allow them to optimize their purchasing power."

THE INTERNET IMAGE ADVANTAGE
Internet Image has developed proven Internet-based application deployment and management technology that will greatly accelerate Intraware's introduction of new online software maintenance and deployment services. The introduction of these additional online services will enable Intraware to maintain its first mover advantage and deliver the following:

     -    Desktop software delivery
     -    Desktop software installation
     -    Desktop software asset management
     -    Online sales of additional software licenses

"With our existing SubscribNet service, Intraware currently provides software upgrades to IT departments at over 3000 companies, including half of the Fortune 1000," said Frost Prioleau, Intraware's vice president of e-services. "Many of these customers have asked us to extend our services to distribute desktop software to hundreds, or in many cases, thousands, of desktop and mobile PC's that they manage. Internet Image's technology, and their talented engineering team that created it, will allow us to quickly meet these customers' needs with a proven Internet-based application deployment and management service."

"The demand of an electronic marketplace for software is clear, and can only increase. Intraware is already delivering on that vision, " said


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Carol Baroudi, senior strategist of e-business for Hurwitz Group. "Presently, enterprises that buy large quantities of software find managing their software licenses extremely difficult. Intraware's acquisition of BITSource, among other benefits, allows enterprises to manage their licenses and know exactly how many copies they are using, which in turn allows them to purchase the correct number of licenses. With the acquisition of Internet Image, managing the actual distribution of software to the desktop, another major software management headache is solved. Intraware's aggressive steps to address the software management issues compliments their already strong core software evaluation, purchasing and electronic distribution capabilities."

ABOUT INTRAWARE
Intraware, Inc. [NASDAQ: ITRA] is the leading IT e-Marketplace for Web-based software and services. The company enables IT professionals worldwide to efficiently and cost-effectively research, evaluate, purchase, download, and update business-class software online. As a business-to-business e-commerce company, Intraware provides software through its premier online purchasing service, intraware.shop, comprehensive IT information and interactive research services through the Intraware IT Knowledge Center, and software update management services through Intraware SubscribNet.

Intraware's unique spectrum of innovative Internet-based services has attracted strategic relationships with industry-leading vendors including Allaire, Bluestone Software, Hewlett-Packard, Informix, Infoseek, Macromedia, Novell, PeopleSoft, Sun-Netscape Alliance, Sybase, and Vignette. Intraware is a publicly-held company with headquarters located at 25 Orinda Way, Orinda, California 94563; (925) 253-4500; FAX (925) 253-4599; http://www.intraware.com.

                                      # # #

"Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995": The statements contained in this release which are not historical facts may contain forward looking statements, including but not limited to statements regarding the success of, and potential results from its acquisitions of Internet Image and BITSource. Each of these transactions is subject to certain closing conditions and there can be no assurance that either of the transactions will close if these conditions are not met. Additionally, actual results may differ materially from those anticipated in any forward looking statements as a result of certain risks and uncertainties, including the company's ability to effectively integrate the technologies and tools developed by Internet Image and BITSource into its portfolio of services. # # # -C- 1999 Intraware, Inc. Intraware NetInsights, Intraware IT Knowledge Center, Intraware Compariscope, Intraware Radarscope, intraware.shop, and Intraware SubscribNet are among the service marks and trademarks of Intraware, Inc. All other company names, product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

CONTACT:

FOR FURTHER INFORMATION CONTACT:


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Mark Long
Intraware, Inc.
925-253-6533
mlong@intraware.com

Carole Sinclair
Intraware, Inc.
925-253-6707
carole@intraware.com